                                                                    EXHIBIT 10.1


                     PARTNERSHIP INTEREST PURCHASE AGREEMENT



                                      AMONG



                             CONCORDE CRUISES, INC.,

                     GOLDCOAST ENTERTAINMENT CRUISES, INC.,

                                MICHAEL A. HLAVSA

                                       AND

                                 DAVID GROSSMAN









                            ========================



                           Dated as of March 31, 2000

                                TABLE OF CONTENTS

                                                                                     PAGE NO.
                                                                                     --------
Article I DEFINITIONS.......................................................................1

     Section 1.01.   Definitions............................................................1

Article II SALE AND PURCHASE OF PARTNERSHIP INTERESTS.......................................5

     Section 2.01.   Sale and Purchase......................................................5
     Section 2.02.   Purchase Price.........................................................5
     Section 2.03.   Escrow.................................................................6
     Section 2.04.   Closing................................................................6
     Section 2.05.   Deliveries by the Shareholders and Goldcoast...........................6
     Section 2.06.   Deliveries by Buyer....................................................7
     Section 2.07.   Allocation of Purchase Price...........................................7
     Section 2.08.   Further Assurances.....................................................7

Article III REPRESENTATIONS AND WARRANTIES BY GOLDCOAST AND THE SHAREHOLDERS................8

     Section 3.01.   Due Incorporation......................................................8
     Section 3.02.   No Subsidiaries........................................................8
     Section 3.03.   Due Authorization......................................................8
     Section 3.04.   Consents and Approvals; Authority Relative to this Agreement...........8
     Section 3.05.   Title to Partnership Interests.........................................8
     Section 3.06.   Financial Statements; Undisclosed Liabilities; Other Documents.........9
     Section 3.07.   Management of Bayfront and Princesa....................................9
     Section 3.08.   Contracts..............................................................9
     Section 3.09.   Litigation............................................................10
     Section 3.10.   Accuracy of Statements................................................10

Article IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..............................11

     Section 4.01.   Shareholders' Power and Authority.....................................11
     Section 4.02.   Ownership of Goldcoast................................................11
     Section 4.03.   Effect of Agreement on the Shareholders...............................11
     Section 4.04.   Agreements Among Shareholders.........................................11

Article V REPRESENTATIONS AND WARRANTIES OF BUYER..........................................11

     Section 5.01.   Due Incorporation.....................................................11
     Section 5.02.   Due Authorization.....................................................12
     Section 5.03.   Consents and Approvals; Authority Relative to This Agreement..........12
     Section 5.04.   Litigation............................................................13


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


     Section 5.05.   Accuracy of Statements................................................12

Article VI TAX REPRESENTATIONS AND COVENANTS...............................................12

     Section 6.01.   Tax Representations...................................................12

Article VII additional AGREEMENTS OF THE PARTIES...........................................13

     Section 7.01.   Public Announcements..................................................13
     Section 7.02.   Confidentiality.......................................................13
     Section 7.03.   Personal Guarantees...................................................13

Article VIII INDEMNIFICATION...............................................................13

     Section 8.01.   Survival..............................................................13
     Section 8.02.   Indemnification Obligations...........................................14
     Section 8.03.   Method of Asserting Claims, Etc.......................................14
     Section 8.04.   Arbitration...........................................................16
     Section 8.05.   Payment...............................................................17
     Section 8.06.   Equitable Relief......................................................18

Article IX MISCELLANEOUS...................................................................18

     Section 9.01.   Expenses..............................................................18
     Section 9.02.   Amendment.............................................................18
     Section 9.03.   Notices...............................................................18
     Section 9.04.   Waivers...............................................................20
     Section 9.05.   Counterparts..........................................................20
     Section 9.06.   Interpretation........................................................20
     Section 9.07.   Applicable Law........................................................20
     Section 9.08.   Assignment............................................................20
     Section 9.09.   No Third-Party Beneficiaries..........................................20
     Section 9.10.   Severability..........................................................20
     Section 9.11.   Remedies Cumulative...................................................21
     Section 9.12.   Entire Understanding..................................................21


Exhibit A:      Escrow Agreement..........................................................A-1
Exhibit B:      Form of Assignment of Partnership Interests...............................B-1
Exhibit C:      Form of Goldcoast's Officers Certificate..................................C-1
Exhibit D:      Form of Mutual Release....................................................D-1
Exhibit E:      Form of Buyer's Officers Certificate......................................E-1


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


                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


     This PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is dated as of March 31, 2000, among Concorde Cruises, Inc., a South Dakota corporation ("Buyer"), Goldcoast Entertainment Cruises, Inc., a Florida corporation ("Goldcoast"), and Michael A. Hlavsa, a shareholder of Goldcoast, and David Grossman, a shareholder of Goldcoast (each referred to herein individually as a "Shareholder" and collectively as the "Shareholders"). The Buyer, Goldcoast and the Shareholders are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                P R E A M B L E:

     WHEREAS, pursuant to a joint venture agreement dated August 27, 1997, as amended, Goldcoast owns 20% of the outstanding partnership interest in Bayfront Ventures, a Florida general partnership ("Bayfront"), and Buyer, a wholly owned subsidiary of Concorde Gaming Corporation ("Concorde"), owns 80% of the outstanding partnership interest in Bayfront;

     WHEREAS, pursuant to a joint venture agreement dated October 1, 1998, as amended, Goldcoast owns 20% of the outstanding partnership interest in Princesa Partners, a Florida general partnership ("Princesa"), and Conami, Inc., a wholly owned subsidiary of Concorde, owns 80% of the outstanding partnership interest in Princesa;

     WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock of Goldcoast; and

     WHEREAS, Goldcoast wishes to sell its partnership interests in Bayfront and Princesa (collectively, the "Partnership Interests") to Buyer and Buyer desires to purchase such Partnership Interests from Goldcoast.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and warranties contained herein, and for other good and valuable consideration, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS.

          (a) The following terms shall have the following meanings for the purposes of this Agreement:

     "Affiliate" means, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(ii) any other Person that is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities


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


of the specified Person or a Person described in clause (i) of this paragraph,
(iii) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, or (iv) any relative or spouse of the specified Person or any of the foregoing Persons.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York, New York, are generally closed for business.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Company" means individually either Bayfront or Princesa, and collectively Bayfront and Princesa are herein referred to as "Companies."

     "Confidential Information" means any information relating to the properties, prospects, products, services or operations of the Companies or any direct or indirect Affiliate thereof that is not generally known, is proprietary to the Companies or such Affiliate and is made known to such Person or learned or acquired by such Person while such Person was a general partner, officer, director, employee or independent contractor of the Companies, including, without limitation, submission and proposal procedures of the Companies, customer or contact lists, information concerning trade secrets of the Companies, or any of its Affiliates and any improvements relating to the products of the Companies in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Confidential Information shall not include (i) at the time of disclosure to any Person such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (ii) subsequent to disclosure to any Person, such Person received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein.

     "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, that is intended or purports to be binding and enforceable.

     "Escrow Agent" means the escrow agent designated in the Escrow Agreement.

     "Escrow Agreement" means the escrow agreement to be entered into by and among Buyer, Goldcoast and the Escrow Agent in the form attached hereto as Exhibit A.

     "Financial Statements" means collectively, for each Company the (i) balance sheets dated as of September 30, 1999 and 1998 and February 29, 2000, (ii) related statements of income, changes in shareholders equity, and cash flows for the fiscal years ended September 30, 1999 and 1998 and five months ended February 29, 2000, and (iii) related notes and schedules, if any.

     "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising


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


executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holdback Escrow" means an account established by the Escrow Agent in accordance with Section 2.03 and the Escrow Agreement.

     "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification.

     "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

     "Indemnity Escrow" means an account established by the Escrow Agent in accordance with Section 2.03 and the Escrow Agreement.

     "Joint Venture Agreements" means (a) the agreement dated August 27, 1997, as amended, between Goldcoast and Buyer for Bayfront, and (b) the agreement dated October 1, 1998, as amended, between Goldcoast and Conami, Inc. for Princesa.

     "Knowledge" of a particular fact or other matter means:

     (a) such Person is actually aware of such fact or other matter; or

     (b) such Person should have discovered or become aware of such fact or other matter in the course of conducting a reasonable investigation concerning such fact or other matter.

     A Person other than an individual shall be deemed to have "Knowledge" of a particular fact or matter only if a director, officer or key employee of such Person has, had or should have had Knowledge of such fact or matter.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Legislative Session Expiration Date" means the last day on which the governor of Florida may approve a bill passed by the Florida legislature during the 2000 regular session of the Florida legislature.

     "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Law, Contract, or otherwise.


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


     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Person.

     "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or financial or other condition of Goldcoast, or any event or circumstance that would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement and the Related Agreements.

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity, including a government or government department, agency or instrumentality.

     "Related Agreement" means any Contract that is or is to be entered into at the Closing or otherwise pursuant to this Agreement.

     "Subsidiaries" means any Person 50.1% or more of the voting power of which is controlled by another Person.

     "Tax" or "Taxes" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition-to-tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (b) any liability of the Companies for the payment of any amount of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, and (c) any liability of the Companies for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other Person.

     "Tax Sharing Agreement" means any existing Tax sharing agreements or arrangements (whether or not written) binding Goldcoast and any other agreement or arrangement (including any arrangement required or permitted by law) that (a) requires Goldcoast to make any Tax payment to or for the account of any other person, (b) affords any other person to utilize any tax attributes of Goldcoast to reduce such other person's Taxes, (c) affords Goldcoast to utilize any tax attributes of any other person to reduce any Taxes of Goldcoast, (d) requires or permits the transfer or assignment of income, revenues, receipts, or gains, or
(e) requires or permits Goldcoast to determine its Tax liability by taking into account or by reference to the Tax liability, income, revenues, receipts or gains of any other person.


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


     "Treasury Regulations" means the U.S. income tax regulations, including temporary regulations, promulgated under the Code, as of the date hereof.

          (b) Each of the following terms is defined in the section set forth opposite such term below:

          Agreement...........................Introductory Paragraph
          Balance Sheet Date.........................Section 3.06(b)
          Bayfront..........................................Preamble
          Buyer...............................Introductory Paragraph
          Claim Notice............................Section 8.03(a)(i)
          Closing.......................................Section 2.04
          Closing Date..................................Section 2.04
          Company Contracts.............................Section 3.08
          Concorde..........................................Preamble
          Escrow Amount.................................Section 2.03
          Final Determination........................Section 8.03(d)
          GAAP..........................................Section 3.06
          Goldcoast...........................Introductory Paragraph
          Holdback Amount............................Section 2.03(b)
          Indemnification Obligation.................Section 8.02(a)
          Indemnity Amount...........................Section 2.03(a)
          Notice Period..........................Section 8.03(a)(ii)
          Partnership Interest..............................Preamble
          Party.............................................Preamble
          Personal Guarantees...........................Section 7.03
          Princesa..........................................Preamble
          Purchase Price................................Section 2.02
          Shareholder.........................Introductory Paragraph

                                   ARTICLE II

                   SALE AND PURCHASE OF PARTNERSHIP INTERESTS

     Section 2.01. SALE AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, Goldcoast hereby agrees to sell, assign, transfer and deliver to Buyer all right, title and interest in and to (i) its Partnership Interest in Bayfront and (ii) its Partnership Interest in Princesa, free and clear of all Liens, and Buyer hereby agrees to purchase such Partnership Interests.

     Section 2.02. PURCHASE PRICE. The purchase price for the Partnership Interests (the "Purchase Price") of $1,500,000, less the Escrow Amount, shall be paid to Goldcoast in immediately available funds by wire transfer to a bank account designated by Goldcoast at least two days prior to the Closing Date or, if not so designated, then by certified or official bank check payable in immediately available funds to the order of Goldcoast in such amount.


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     Section 2.03. ESCROW. Subject to the terms and conditions set forth herein and in the Escrow Agreement, Buyer shall withhold an aggregate of 30% from the Purchase Price otherwise payable to Goldcoast (the "Escrow Amount") and deposit the Escrow Amount into the Indemnity Escrow and the Holdback Escrow, as follows:

          (a) 5% of the Purchase Price ("Indemnity Amount") shall be deposited into the Indemnity Escrow, for a period of twelve months, as partial security for the Indemnification Obligations as set forth in Article VIII; and

          (b) 25% of the Purchase Price ("Holdback Amount") shall be deposited into the Holdback Escrow, until the Legislative Session Expiration Date, to be distributed to Buyer in the event that during such time period any rule, law, regulation or statute is adopted or enacted by a federal, state, local or other governmental or quasi-governmental entity, or any decision or proceeding by a court or other tribunal that (i) prohibits or has a material adverse affect on the business of the Companies as such business is currently conducted as of the date hereof, or (ii) permits Class III gaming on Indian reservations.

     Section 2.04. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place concurrently with the execution of this Agreement at the offices of Morrison & Foerster LLP, at 370 Seventeenth Street, Suite 5200, Denver, Colorado 80202, unless another place or time is agreed to in writing by Buyer and Goldcoast. The date upon which the Closing actually occurs is referred to in this Agreement as the "Closing Date." The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

     Section 2.05. DELIVERIES BY THE SHAREHOLDERS AND GOLDCOAST. On or prior to the Closing, the Shareholders and Goldcoast, as applicable, shall deliver to Buyer the following:

          (a) a copy of this Agreement, duly and validly executed by each Shareholder and an authorized officer of Goldcoast;

          (b) a copy of the Escrow Agreement, duly and validly executed by an authorized officer of Goldcoast;

          (c) a copy of the Assignment of Partnership Interests assigning the Partnership Interests owned by Goldcoast in the form attached hereto as Exhibit B;

          (d) a certificate, dated as of the Closing Date, executed on behalf of Goldcoast by Goldcoast's Secretary and Chief Executive Officer in the form attached hereto as Exhibit C;

          (e) evidence, in form satisfactory to Buyer, that all consents required by Section 3.04, if any, have been obtained;

          (f) a copy of the mutual release, whereby Goldcoast, Concorde and Bayfront agree to release each other from amounts payable to each other as set forth therein, duly and validly executed by an authorized officer of Goldcoast, in the form attached hereto as Exhibit D (the "Release"); and


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


          (g) a copy of the consulting agreement between Buyer and Michael A. Hlavsa, duly and validly executed by Mr. Hlavsa.

     Section 2.06. DELIVERIES BY BUYER. On or prior to Closing, the Buyer shall deliver or cause to be delivered to Goldcoast, the Shareholders or the Escrow Agent, as the case may be, the following:

          (a) a copy of this Agreement, duly and validly executed by an authorized officer of Buyer;

          (b) a certificate, dated as of the Closing Date, executed on behalf of Buyer, by Buyer's Chairman of the Board and Chief Executive Officer in the form attached hereto as Exhibit E;

          (c) a copy of the Escrow Agreement, duly and validly executed by an authorized officer of Buyer;

          (d) the Purchase Price;

          (e) a copy of the Release duly and validly executed by an authorized officer of Concorde; and

          (f) a copy of the Consulting Agreement duly and validly executed by an authorized officer of Buyer and delivered to Mr. Hlavsa.

     Section 2.07. ALLOCATION OF PURCHASE PRICE. The Parties agree that the Purchase Price shall be allocated 100% to the Partnership Interests and that such allocation will be used by the Parties in reporting the transactions contemplated hereby for federal, state, county and local tax purposes.

     Section 2.08. FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the request of Buyer and without further consideration, Goldcoast or its officers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the applicable Buyer and to confirm such Buyer's title to the Partnership Interests. Subject to the terms and conditions hereof, each Party hereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

                                  ARTICLE III

        REPRESENTATIONS AND WARRANTIES BY GOLDCOAST AND THE SHAREHOLDERS

     Goldcoast and the Shareholders, jointly and severally, represent and warrant to Buyer as of the date of this Agreement, as follows:


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     Section 3.01. DUE INCORPORATION. Goldcoast is duly organized, validly existing and in good standing under the laws of the state of its organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

     Section 3.02. NO SUBSIDIARIES. Goldcoast has no direct or indirect Subsidiaries, either wholly or partially owned, and Goldcoast does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

     Section 3.03. DUE AUTHORIZATION. Goldcoast has full power and authority to enter into this Agreement and the other Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of Goldcoast. Goldcoast has duly and validly executed and delivered this Agreement and the other Related Agreements to which it is a party. This Agreement and each Related Agreement to which Goldcoast is a party constitutes the legal, valid and binding obligation of Goldcoast enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     Section 3.04. CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

          (a) Except as set forth on Schedule 3.04(a), no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Goldcoast of this Agreement, the Related Agreements to which Goldcoast is a party or the consummation of the transactions contemplated hereby or thereby.

          (b) The execution, delivery and performance by Goldcoast of this Agreement and the Related Agreements to which Goldcoast is a party does not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including any right of termination or acceleration or right of acceleration) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Goldcoast under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Goldcoast is a party or by which Goldcoast or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Goldcoast or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of the articles of incorporation and bylaws of Goldcoast.

     Section 3.05. TITLE TO PARTNERSHIP INTERESTS. Except as set forth on
Schedule 3.05, Goldcoast (i) owns all right, title and interest to the Partnership Interests in the Companies, free


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


and clear of any Lien, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, limitations on voting rights or option or requirement to make any capital contributions that have not previously been made and (ii) has the authority to dispose of such Partnership Interests to Buyer pursuant to this Agreement.

     Section 3.06. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; OTHER
DOCUMENTS.

          (a) To Goldcoast's Knowledge, the Financial Statements of the Companies have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), subject to any qualifications set forth in the applicable notes and schedules, present fairly the financial condition of each Company as of such dates and the results of operations of each Company for such periods, include all adjustments that are necessary for a fair presentation of the information shown, are correct and complete in all material respects, and are consistent with the books and records of each Company (which books and records are true and complete in all material respects). The Financial Statements of the Companies reflect reserves appropriate and adequate for all known liabilities and reasonably anticipated losses as required by GAAP (including appropriate and adequate reserves for inventory, bad debt and accrued liabilities). Goldcoast has disclosed to Buyer all material facts relating to the preparation of the Financial Statements.

          (b) Except as set forth on Schedule 3.06 or in the balance sheet dated as of February 29, 2000 (the "Balance Sheet Date") for each Company, to Goldcoast's Knowledge, the Companies have no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the Balance Sheet Date. Except as set forth on Schedule 3.06, the Companies have no liabilities not directly related to, and that did not arise directly out of, the business of the Companies.

     Section 3.07. MANAGEMENT OF BAYFRONT AND PRINCESA. (a) Except as set forth on Schedule 3.07, Goldcoast, in its capacity as a general partner and/or manager of the Companies, has conducted the business of the Companies in the ordinary course consistent with past practices and in accordance with the terms of the Joint Venture Agreements, and to Goldcoast's Knowledge, since the date of the Financial Statements, there has not been any Material Adverse Effect and there is no condition or development or contingency of any kind existing that could reasonably be expected to result in a Material Adverse Effect on the Companies.

     Section 3.08. CONTRACTS.

          (a) Each of the Contracts to which either of the Companies is a party were entered into in accordance with the terms and provisions of the Joint Venture Agreement (the "Company Contracts").

          (b) Except as set forth on Schedule 3.08(b), each Company Contract is valid and in full force and effect, and is enforceable by each applicable Company in


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


     accordance with its material terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

          (c) Except as set forth on Schedule 3.08(c), neither the Companies nor, to the Knowledge of Goldcoast and the Shareholders, any party to a Company Contract is in default under any Company Contract. To the Knowledge of Goldcoast and the Shareholders, no event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy or hinder any Company Contract,
     (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract.

          (d) Except as set forth on Schedule 3.08(d), the Company has not received from any party to any Company Contract notification of a claim to the effect that either Company has failed to perform a material obligation thereunder. In addition, to the Knowledge of Goldcoast and the Shareholders, there is no plan, intention or indication of any contracting party to any Company Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Companies.

          (e) The Company Contracts collectively constitute all of the Contracts necessary to enable the Companies to conduct their respective business in the manner in which such business is currently being conducted. Goldcoast has made available to Buyer a copy of each Company Contract.

     Section 3.09. LITIGATION. Except as set forth on Schedule 3.09, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the Knowledge of Goldcoast or any Shareholder, threatened against the Companies, Goldcoast or any Shareholder, at law, in equity or before any Governmental Authority involving the Companies, the Partnership Interests or the transactions contemplated by this Agreement and any Related Agreements.

     Section 3.10. ACCURACY OF STATEMENTS. Neither this Agreement nor any schedule, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Goldcoast or the Shareholders to Buyer or any representative or Affiliate of Buyer in connection with this Agreement, the Related Agreements or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally, represents and warrants to Buyer, as of the date of this Agreement, as follows:

     Section 4.01. SHAREHOLDERS' POWER AND AUTHORITY. The Shareholders have legal capacity to execute, deliver and perform this Agreement and the other Related Agreements to which the Shareholders are a party. This Agreement and each of the Related Agreements to which the Shareholders are a party have been duly executed and delivered by each Shareholder, constitutes a legal, valid and binding obligation of such Shareholders, enforceable against each Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

     Section 4.02. OWNERSHIP OF GOLDCOAST. The Shareholders, collectively, own 100% of the issued and outstanding capital stock of Goldcoast.

     Section 4.03. EFFECT OF AGREEMENT ON THE SHAREHOLDERS. Neither the execution and delivery of this Agreement nor the Related Agreements to which the Shareholders are a party nor the consummation of the transactions contemplated hereby or thereby will: (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any Contract or other obligation or liability to which the Shareholders are a party or is bound or to which the Shareholders' assets are subject, (ii) conflict with or violate any Law applicable to the Shareholders by which any of their properties or assets are bound or affected, or (iii) result in the creation of any Lien upon the Partnership Interests or any assets, tangible or intangible, of the Shareholders.

     Section 4.04. AGREEMENTS AMONG SHAREHOLDERS. There are no agreements, written or oral, between Goldcoast and any Shareholder relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition or otherwise of the Partnership Interests.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Each Buyer represents and warrants to Goldcoast and the Shareholders, as of the date of this Agreement, as follows:

     Section 5.01. DUE INCORPORATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

     Section 5.02. DUE AUTHORIZATION. Buyer has full power and authority to enter into this Agreement and the Related Agreements to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of Buyer. Buyer has duly and validly executed and delivered this Agreement and the other Related Agreements to which it is a party. This Agreement and each Related Agreement to which Buyer is a party constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     Section 5.03. CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

          (a) Except as set forth on Schedule 5.03, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby.

          (b) The execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which Buyer is a party do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law, or (ii) violate or conflict with any provision of the articles of incorporation, bylaws or similar organizational instruments of Buyer.

     Section 5.04. LITIGATION. Except as set forth on Schedule 5.04, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer, at law, in equity or before any Governmental Authority involving Buyer or the transactions contemplated by this Agreement and any Related Agreements.

     Section 5.05. ACCURACY OF STATEMENTS. Neither this Agreement nor any schedule, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Buyer to Goldcoast or the Shareholders or any representative or Affiliate of Goldcoast or the Shareholders in connection with this Agreement, the Related Agreements or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI

                        TAX REPRESENTATIONS AND COVENANTS

     Section 6.01. TAX REPRESENTATIONS. Goldcoast and each Shareholder, jointly and severally, represents and warrants to Buyer as of the date hereof, that to the Knowledge of

Goldcoast and the Shareholders, all materials and information provided by Goldcoast regarding returns required to be filed by or on behalf of the Companies on or before the Closing Date have been (or will be) provided on a timely basis and such materials are (or will be) true, complete and correct.

                                  ARTICLE VII

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     Section 7.01. PUBLIC ANNOUNCEMENTS. Each of the Parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the distribution channel, the press, customers and others. Goldcoast and the Shareholders agree to make no press releases or other public announcements regarding this Agreement without Buyer's prior written consent.

     Section 7.02. CONFIDENTIALITY. Goldcoast and the Shareholders will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in its or his possession. In the event that Goldcoast or any Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will promptly notify the Buyer of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 7.02. If, in the absence of a protective order or the receipt of a waiver hereunder, Goldcoast or the Shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     Section 7.03. PERSONAL GUARANTEES. Buyer will use its reasonable efforts to assist the Shareholders in releasing the personal guarantees of each Shareholder for contracts or obligations arising from or relating to the business of the Companies. In the event that the Buyer cannot secure the release of the Personal Guarantees, Buyer shall indemnify and hold harmless each Shareholder from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by either Shareholder arising out of the Personal Guarantees.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.01. SURVIVAL. The covenants, agreements, representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing (i) until the first anniversary of the Closing Date, except in the case of fraud, in which case such representations and warranties shall survive indefinitely, and (ii) the representations and warranties contained in Section 3.05 and the covenants contained in Section 7.02 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.

     Section 8.02. INDEMNIFICATION OBLIGATIONS.

          (a) Indemnification by Goldcoast and the Shareholders. Goldcoast and the Shareholders shall indemnify, defend and hold harmless Buyer and its Affiliates (the "Indemnification Obligation") from, against and in respect of any and all Losses resulting from, relating to or arising out of:

               (i) any misrepresentation, inaccuracy in or breach of representations or warranties contained in this Agreement or any Related Agreements;

               (ii) any failure to perform, satisfy or observe or the non-fulfillment of any agreement or covenant on the part of Goldcoast or the Shareholders contained in this Agreement or any Related Agreements; and

               (iii) any claim, action, suit, arbitration, grievance, proceeding or investigation brought by third party involving Goldcoast as a general partner of either of the Companies for any period of time on or prior to closing;

provided, however, the maximum indemnification obligation of Goldcoast and the Shareholders to Buyer shall not exceed an aggregate of $300,000; provided, further that nothing contained in this Section 8.02(a) shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which Buyer may be entitled as a result of actual fraud by the Shareholders or Goldcoast.

          (b) Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Goldcoast from, against and in respect of any and all Losses resulting from, relating to or arising out of:

               (i) any misrepresentation, inaccuracy in or breach of representations and warranties contained in this Agreement or any Related Agreement; and

               (ii) any failure to perform, satisfy, or observe or the non-fulfillment of any agreement or covenant on the part of Buyer contained in this Agreement or any Related Agreement.

     Section 8.03. METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification under this Article VIII shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which an Indemnifying Person would be liable to an Indemnified Person hereunder is asserted against or sought to be collected by a third party, the Indemnified Person shall:

               (i) promptly notify the Indemnifying Person of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided, however, that the failure of an Indemnified Person to give notice as provided herein shall not relieve an Indemnifying Person of its obligations under this Article VIII, except to the extent the Indemnifying Person is prejudiced thereby;

               (ii) an Indemnifying Person shall have 15 calendar days from their receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Person (x) whether or not the Indemnifying Person disputes its liability to the Indemnified Person hereunder with respect to such claim or demand, and (y) if they do not dispute such liability, whether or not they desire, at their sole cost and expense, to defend the Indemnified Person against such claim or demand; provided, however, that the Indemnified Person is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests;

               (iii) in the event that the Indemnifying Person notifies the Indemnified Person within the Notice Period that the Indemnifying Person does not dispute such liability and desires to defend against such claim or demand, then except as hereinafter provided, the Indemnifying Person shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of the Indemnified Person becoming subject to liability for any other matter;

               (iv) if the Indemnified Person desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense; provided, however, that the Indemnifying Person shall pay such expense if representation of the Indemnified Person by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential differing interests between the Indemnified Person and any other party represented by such counsel in such proceeding;

               (v) if, in the reasonable opinion of the Indemnified Person, any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Indemnified Person, or Affiliate of the Indemnified Person, the Indemnified Person shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the Indemnification Obligations of the Indemnified Person hereunder and, with respect to subsections (iv) and (v) the Indemnifying Person shall make available to the Indemnified Person any documents and materials in his or her possession or control that may be necessary or useful to such defense; and/or

               (vi) if the Indemnifying Person disputes the Indemnifying Person's liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnifying Person or by the Indemnified Person (but the Indemnified Person shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Person hereunder (subject, if the Indemnifying Person has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

          (b) In the event the Indemnified Person should have a claim against the Indemnifying Person hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Person shall promptly send a Claim Notice with respect to such claim to the Indemnifying Person. If the Indemnifying Person does not notify the Indemnified Person within the Notice Period that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Person hereunder.

          (c) Nothing herein shall be deemed to prevent any Indemnified Person from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the Indemnified Person has reasonable grounds to believe that such a claim or demand will be made.

          (d) As used herein, a "Final Determination" of a disputed claim shall mean (i) as to third party claims, a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed; (ii) as between Goldcoast, any Shareholder and/or the Buyer an award of any arbitration determining the validity of such disputed claim; (iii) a written agreement as to the termination of the dispute with respect to such claim signed by all of the Parties thereto or their attorneys; (iv) a written acknowledgement of the Indemnifying Person that he or it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the Parties.

     Section 8.04. ARBITRATION. All disputes under this Article VIII and all other controversies or claims arising out of or relating to this Agreement, or the breach thereof, not subject to a third party claim, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado if Goldcoast or the Shareholders request such arbitration or in Miami, Florida if Buyer requests such arbitration. One arbitrator shall be selected by the Indemnifying Persons or Parties, one arbitrator shall be selected by the Indemnified Person, and the third arbitrator shall be chosen by the first two arbitrators chosen. The cost and expense of arbitration shall be shared equally by the Parties to the arbitration, regardless of which Party or Parties prevail. The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the Parties: (i) Parties to the arbitration proceeding shall each appoint their respective arbitrator within 15 Business Days after the end of the Notice Period; (ii) within five Business Days thereafter, such arbitrators shall appoint the third arbitrator; (iii) within 10 Business Days after the appointment of the third arbitrator, Parties to the arbitration proceeding shall provide all documents, records and supporting information reasonably necessary to resolve the dispute; and (iv) within 15 Business Days after the date the above records are due, the arbitrators shall render their decision. The decision or award of the arbitrators shall be final and binding upon the Parties hereto to the same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitration Act.

     Section 8.05. PAYMENT.

          (a) As partial security for the Indemnification Obligations of the Shareholders to Buyer set forth in Section 8.02(a), the Indemnity Amount shall be deposited into the Indemnity Escrow in accordance with Section
     2.03 hereof and the terms of the Escrow Agreement. In the event that any amounts are due and owing to Buyer under the indemnification provisions of this Article VIII, Buyer shall be entitled to offset such amounts against the Indemnity Amount pursuant to the terms and provisions of the Escrow Agreement. If the Indemnity Amount is insufficient, the Buyer may, in its sole discretion, seek payment for such amount directly from Goldcoast or the Shareholders, as the case may be.

          (b) Except as set forth in Section 8.05(a), in the event that any Party is required to make any payment under this Article VIII, such Party shall promptly pay the Indemnified Person the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article VIII, the Party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article VIII and the portion, if any, theretofore paid shall bear interest as provided in Section 8.05(d). Upon the payment in full of any claim, either by setoff or otherwise, the Party or Person making payment shall be subrogated to the rights of the Indemnified Person against any Person with respect to the subject matter of such claim.

          (c) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

          (d) If all or part of any Indemnification Obligation under this Agreement is not paid when due, then the Indemnifying Person or parties shall pay the Indemnified Person or parties interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the "prime rate" set forth in The Wall Street Journal on the date the payment was due.

     Section 8.06. EQUITABLE RELIEF. In the event of a breach or threatened breach by any Shareholder of Section 7.02 hereof, each Shareholder hereby consents and agrees that Buyer shall be entitled to an injunction or similar equitable relief restraining the breaching party from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such Shareholders under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting Buyer, Goldcoast or the Shareholders from pursuing any other remedies at law or in equity which it may have.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01. EXPENSES. Goldcoast shall pay all expenses of the Shareholders and Goldcoast (including attorneys' fees and expenses) and Buyer shall pay all expenses of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Goldcoast shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Partnership Interests.

     Section 9.02. AMENDMENT. This Agreement may be amended, modified or supplemented but only in writing signed by the Parties.

     Section 9.03. NOTICES. Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission, or (c) four Business Days after being deposited in the U.S. or Canadian mail, certified or registered mail, postage prepaid:

          (a) If to David Grossman, addressed as follows:

              1429 Capri Lane, #5113
              Weston, Florida 33326
              Attention: David Grossman
              Telephone No.: (954)385-1003
              Facsimile No.: (954)385-1004

          with a copy to:

              Haley, Sinagra & Perez, P.A.
              100 South Biscayne Blvd., Suite 800
              Miami, Florida 33131
              Attention: Al Perez, Esq.
              Telephone No.: (305)374-1300
              Facsimile No.: (305)358-8305

          (b) If to Michael Hlavsa, addressed as follows:

              Michael Hlavsa
              2221 SW 131 Terrace
              Davie, Florida 33325
              Telephone No.: (954) 476-4300

          with a copy to:

              Cohen, Berke, Bernstein, Brodie & Kondell, P.A.
              2601 South Bayshore Drive, 19th Floor
              Miami, Florida 33133
              Attention: Richard Bernstein, Esq.
              Telephone No.: (305)854-5900
              Facsimile No.: (305)857-0857

          (c) If to Goldcoast, addressed as follows:

              Goldcoast Entertainment Cruises, Inc.
              100 S. Biscayne Blvd., Suite 850
              Miami, Florida 33132
              Attention: Michael Hlavsa
              Telephone No.: (305)379-4422
              Facsimile No.: (305)379-5522

          (d) If to Buyer, addressed as follows:

              Concorde Cruises, Inc.
              c/o Concorde Gaming Corporation
              3290 Lien Street
              Rapid City, South Dakota 57702
              Attention: Jerry L. Baum, President
              Telephone No.: (605)341-7738
              Facsimile No.: (605)342-0247

          with a copy to:

              Morrison & Foerster LLP
              5200 Republic Plaza
              370 17th Street
              Denver, Colorado 80202
              Attention: Warren L Troupe, Esq.
              Telephone No.: (303)592-1500
              Facsimile No.: (303)592-1510

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

     Section 9.04. WAIVERS. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     Section 9.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on the Agreement may be communicated by facsimile transmission and shall be binding upon the Party transmitting the same by facsimile transmission.

     Section 9.06. INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any Party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     Section 9.07. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

     Section 9.08. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any Party hereto without the written consent of each other Party hereto, except that Buyer may assign its rights hereunder, but not its obligations, without such consent to any Affiliate of Buyer.

     Section 9.09. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 9.10. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     Section 9.11. REMEDIES CUMULATIVE. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     Section 9.12. ENTIRE UNDERSTANDING. This Agreement, together with all Exhibits and Schedules referenced herein, and the Related Agreements set forth the entire agreement and understanding of the Parties hereto and supersede any and all prior agreements, arrangements and understandings among the Parties.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

                                     BUYER:

                                     CONCORDE CRUISES, INC.


                                     By: /s/ JERRY L. BAUM
                                        ----------------------------------------
                                     Name:   Jerry L. Baum
                                     Title:  President


                                     GOLDCOAST:

                                     GOLDCOAST ENTERTAINMENT CRUISES,
                                     INC.


                                     By: /s/ MICHAEL A. HLAVSA
                                        ----------------------------------------
                                     Name:   Michael A. Hlavsa
                                     Title:  President



                                     SHAREHOLDERS:

                                     /s/ MICHAEL A. HLAVSA
                                     -------------------------------------------
                                     Michael A. Hlavsa

                                     /s/ DAVID GROSSMAN
                                     -------------------------------------------
                                     David Grossman

                                    EXHIBIT A

                                ESCROW AGREEMENT

                                    EXHIBIT B

                   FORM OF ASSIGNMENT OF PARTNERSHIP INTERESTS

                                    EXHIBIT C

                    FORM OF GOLDCOAST'S OFFICERS CERTIFICATE

                                    EXHIBIT D

                             FORM OF MUTUAL RELEASE

                                    EXHIBIT E

                      FORM OF BUYER'S OFFICERS CERTIFICATE


                                       E-1